Exhibit 10(lxxxxvii)


                        AMENDMENT NO. 2
                             TO THE
   NACCO MATERIALS HANDLING GROUP, INC. UNFUNDED BENEFIT PLAN


          NACCO Materials Handling Group, Inc. hereby adopts this Amendment No. 2 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (the "Plan") effective as of January 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                           Section 1

          A new Section 2.1A is hereby added to the Plan, immediately following Section 2.1, to read as follows:

          "SECTION 2.1A. Adjusted ROE shall mean the average return on equity of NACCO Industries, Inc. (for Profit Sharing Employees who are Employees of NACCO Industries, Inc.) or of the Company (for Profit Sharing Employees who are Employees of the Company) calculated for the applicable time period, based on the following formula:

Net Income (before extraordinary charges) + Amortization of Goodwill Weighted Average (Shareholder Equity + Accumulated Amortization of Goodwill)

     Adjusted ROE shall be determined at least annually by the Employers."



                           Section 2

          Section 3.2(b) of the Plan is hereby amended in its entirety to read as follows:

          "(b)  Earnings.

          (i) For Active Employees. At the end of each calendar month during a calendar year, the Account of each Participant who is employed by an Employer on December 31 of such year shall be credited with the amount determined by multiplying such Participant's average Account balance during such month by the blended rate earned during such month by the Stable Asset Fund under the NACCO Materials Handling Group, Inc. Profit Sharing Plan. Notwithstanding the foregoing, in the event that the Adjusted ROE determined for such calendar year that is applicable to the Participant exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (A) the amount determined under the preceding sentence, and (B) the amount determined by multiplying the Participant's average Account balance during each month of such calendar year by the Average ROE determined for such calendar year, compounded monthly.

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          (ii)  For Terminated Employees.  The Account of a
Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in paragraph
(i), as modified by this paragraph (ii), until his Account has been distributed in full in accordance with Article V. The Adjusted ROE calculation described in the second sentence of paragraph (i) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by the Employer. For any subsequent month, the Adjusted ROE calculation described in the second sentence of paragraph (i) shall not apply. The Stable Asset Fund calculation described in the first sentence of paragraph (i) for the month in which the Participant receives a distribution from his Account shall be based on the blended rate earned during the preceding month by the Stable Asset Fund."


                           Section 3

Section 5.1(a) of the Plan is hereby amended by adding the following sentence to the end thereof:

     "Notwithstanding the foregoing, in the event that the balance of a Participant's Account does not exceed $5,000 at the time of his termination of employment with the Controlled Group, his entire Account shall automatically be paid to him as soon as practicable following such termination of employment."


          EXECUTED this  14th    day of     July     , 1994.


                         NACCO MATERIALS HANDLING GROUP, INC.


                         By /s/ B. I. Bull
                              Title:  Vice President,
                                      General Counsel and
                                      Secretary

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